Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is made this 22nd day of January, 2018 by and between Faith Realty II, LLC (“Landlord”) and Summer Infant (USA), Inc. (“Tenant”).

BACKGROUND

The Landlord and Tenant entered into that certain Lease dated March 24, 2009 (“Initial Lease”), which was amended by Amendment to Lease dated May 13, 2015 (“Amendment” and together with the Initial Lease referred to as the “Lease”). The Tenant has exercised its right to extend the term of the Lease for the period commencing on April 1, 2018 and running through March 31, 2021 (the “Extension Period”) on the terms and conditions set forth in the Amendment. The parties have had discussions regarding a build out by the Landlord of a mezzanine area in the Premises, and towards that end, the parties entered into that certain Letter of Intent, dated August 17, 2017 (“LOI”). The Tenant has informed the Landlord that it does not want to proceed with the build out of the mezzanine area as contemplated by the LOI. The parties do desire, however, to make further modifications to the Lease to incorporate certain work that the Landlord has agreed to perform and to address the performance by the Tenant of the work needed to repair/replace the damage caused by a casualty loss, all on the terms and conditions hereinafter set forth.

Now, therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1.                                      Capitalized Terms.

Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Lease.

2.                                      Additional Definitions.

(a)                                 The following definitions shall apply to this Second Amendment:

Casualty Loss:  means the repair and/or replacement of the damage caused by burst pipe in the Building.

Casualty Scope of Work:  is the work to be perform to repair and/or replace of the damage caused by the Casualty Loss as set forth on Exhibit A, attached hereto

(b)                                 The following definitions shall be amended:

Operating Costs:                                                 There shall be added to exclusions to Operating Costs set forth in this definition a new (iii) to be added to the end of this definition as follows:  “(iii) any repairs to the roof caused by the installation, use or maintenance of solar panels, including, without limitation, any damage from leaks caused by or resulting from the installation, use or maintenance of the solar panels.”

Rooftop Equipment:                             There shall be added to the end of this definition the following: “but shall not include any solar panels installed by the Landlord.”

3.                                      Payment of Expenses.

In accordance with the provisions of the LOI, as a result of Tenant’s decision not to enter into an amendment of the Lease incorporating the provisions of the LOI, the Tenant is required to reimburse the Landlord for its actual out of pocket costs and expenses incurred by the landlord, not to exceed $30,000. Attached hereto as Schedule 1, is a list of the actual out of pocket costs and expenses incurred by the Landlord in regard to the LOI (“Reimbursable Expenses”). The Tenant shall pay to the Landlord the Reimbursable Expenses on or before January 31, 2018. Failure by the Tenant to pay to the Landlord the Reimbursable Expenses on or before January 31, 2018, shall be deemed non- payment of rent and shall be a default under the Lease.

4.                                      Casualty Loss.

4.1                               The Tenant covenants and agrees to use its best efforts to develop and finalize the plans and specifications needed to perform the Casualty Scope of Work (collectively, the “Casualty Plans”) and the budget (“Casualty Budget”) for submission to the Landlord for its approval, which approval will not be unreasonably withheld.

4.2                               The Tenant shall be responsible to engage a licensed contractor, (contractor is subject to the reasonable approval of the Landlord which approval shall not be unreasonably approved) to repair and/or replace the damage caused by the Casualty Loss  and to perform the  Casualty Scope of Work in accordance with the Casualty Plans and applicable law. The Tenant agrees that there shall be no changes to the Casualty Plans without the written consent of the Landlord which consent shall not be unreasonably withheld.

4.3                               The Tenant shall be responsible to pay for all costs and expenses incurred in repairing and/or replacing the damage caused by the Casualty Loss and to perform the Casualty Scope of Work in accordance with the Casualty Plans and applicable law.

4.4                               The Tenant will use best efforts to ensure that the Casualty Scope of Work will be completed no later than nine (9) months following the date of execution of this Second Amendment.  If requested by Tenant, provided the Tenant has made reasonable progress towards completing the Casualty Scope of Work in the reasonable opinion of the Landlord, then the Landlord will grant Tenant an additional three (3) months to complete.

4.5                               Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against Landlord’s Property or Tenant’s interest in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with the Casualty Loss and the Casualty Scope of Work performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant.  Upon completion of the Casualty Scope of Work the Tenant shall submit to the Landlord, lien waivers signed by the contractor hired by the Tenant to perform the Casualty Scope of Work (the form and content of the lien waivers subject to the approval of the Landlord, which approval will not be unreasonably withheld.

5.                                      Landlord’s Work

Landlord has performed and/or agrees to perform, at its sole cost and expense, the work set forth on Schedule 2, attached hereto and incorporated herein (“Landlord’s Work”).

6.                                      Base Rent For Extension Period.

The Base rent for the Extension Period shall be in the amount and shall be payable in accordance with the provisions of the Amendment as follows:

Period	Annual Rent	Monthly Rent	PSF Rate
Three (3) years of the Extension Term	$468,000	$39,000	$9.00

7.                                      Extension Option.

7.1                               Section 2.4 (b) of the Lease is hereby deleted in its entirety. There shall be no further right to extend or renew the Lease Term beyond the lease expiration date of March 31, 2021.

8.                                      Solar Panels

8.1                               Article V of the Lease shall be amended by adding a new Section 5.6 to read as follows:

“5.6 (a) The Landlord shall have the right to install or cause to be installed, at its sole cost and expense, on the roof of the Building, solar panels in a location so as not to interfere with the Tenant’s Rooftop Equipment, if any. The Landlord and/or its agents shall cause the solar panels to be installed in accordance with all Legal Requirements.

(b)                                 The Landlord shall provide the Tenant with not less than sixty (60) day prior notice before commencing any work on the installation of the solar panels, which notice must set forth the name(s) of the contractors who will be performing the work along with a time line of how long the work will take to be completed.

(c)                                  No work will be performed in connection with the installation of the solar panels that will unreasonably interfere with the Tenant’s use of the Premises. No contractor involved in the installation of the solar panels shall be allowed access to the inside of the Building without, in each instance, obtaining the tenant’s prior consent thereto.

(d)                                 The Landlord shall be responsible to repair any damages caused to the roof by the installation, use and/or maintenance of the solar panels and further, the Landlord shall indemnify and save the Tenant harmless from all claims, losses, damages and expenses arising out of the installation, use and maintenance of the solar panels on the roof of the Building.

9.                                      Purchase Option.

9.1                               Section 13.16 of the Lease is hereby deleted in its entirety.

10.                               Lease Ratification.

10.1                        Except as modified or amended by this Second Amendment, the Lease is hereby ratified and affirmed.

[Signature page follows]

Tenant and Landlord, each by its duly authorized officer, has signed this Amendment as of the date first set forth above.

LANDLORD

Faith Realty II, LLC

By:	/s/ Jason P. Macari
Name:	Jason P. Macari
Title:	Member

TENANT

Summer Infant (USA), Inc.

By:	/s/ William Mote
Name:	William Mote
Title:	CFO